As filed with the Securities and Exchange Commission on August 8, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LCC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1807038 (IRS Employer Identification Number)

7925 Jones Branch Drive, McLean, VA (Address of principal executive offices)	22102 (Zip code)

LCC International, Inc. Employee Stock Purchase Plan

C. Thomas Faulders, III
Chairman and Chief Executive Officer
7925 Jones Branch Drive
McLean, Virginia 22102
(Name and address of agent for service)

(703) 873-2000
(Telephone number, including area code, of agent for service)

Copy to:
Lorraine Sostowski, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, DC 20004
(202) 637-5600

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered	share (1)	price (1)	registration fee

Class A Common Stock, par value $.01 per share	500,000	$1.90	$950,000	$88

(1)  Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon $1.90 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Class A Common Stock on August 6, 2002.

EXPLANATORY NOTE

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-17803, filed by LCC International, Inc. (the “Corporation”) on December 13, 1996, relating to, among other plans, the Corporation’s Employee Stock Purchase Plan (the “Plan”). In addition, pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in Registration Statement No. 333-17803 relating to, among other plans, the Plan.

     On February 5, 2002, the Board of Directors of the Corporation approved and adopted an amendment to the Plan to increase the number of shares of Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation reserved under the Plan from 360,000 to 860,000. The Corporation’s stockholders approved the amendment to the Plan at the annual meeting of stockholders held on May 23, 2002. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 860,000, of which 500,000 are being registered hereunder.

     A description of the amendment to the Plan is included in the Corporation’s definitive proxy statement on Schedule 14A dated April 12, 2002, with respect to the Corporation’s annual meeting of stockholders held on May 23, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits.

Exhibit Number	Description

4.1	LCC International, Inc. Employee Stock Purchase Plan, as amended.

5.1	Legal Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, as of August 8, 2002.

LCC INTERNATIONAL, INC.

By: /s/ David N. Walker David N. Walker Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Thomas Faulders, III, and David N. Walker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ C. Thomas Faulders, III C. Thomas Faulders, III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 8, 2002

/s/ David N. Walker David N. Walker	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2002

Mark D. Ein	Director

/s/ Steven J. Gilbert Steven J. Gilbert	Director	August 8, 2002

/s/ Susan Mayer Susan Mayer	Director	August 8, 2002

Susan Ness	Director

/s/ Neera Singh Neera Singh	Director	August 8, 2002

/s/ Rajendra Singh Rajendra Singh	Director	August 8, 2002

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EXHIBIT INDEX

Exhibit Number	Description

4.1	LCC International, Inc. Employee Stock Purchase Plan, as amended.

5.1	Legal Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).